EXHIBIT 4.3










          THE DIAL CORPORATION CAPITAL ACCUMULATION PLAN


                  EFFECTIVE AS OF JULY 31, 1996

          THE DIAL CORPORATION CAPITAL ACCUMULATION PLAN

                              INDEX

                                                             Page

Article I. - Introduction. . . . . . . . . . . . . . . . . . .  1
     1.1    Establishment and Effective Date . . . . . . . . .  1
     1.2    The Spin-Off . . . . . . . . . . . . . . . . . . .  1
     1.3    Purpose of Plan. . . . . . . . . . . . . . . . . .  1
     1.4    Service and Account Balances.  . . . . . . . . . .  1
     1.5    Transfer of Assets and Liabilities . . . . . . . .  1
     1.6    Treatment of Former Employees. . . . . . . . . . .  1

Article II. - Definitions and Construction . . . . . . . . . .  2
     2.1    Definitions. . . . . . . . . . . . . . . . . . . .  2
     2.2    Other Definitions. . . . . . . . . . . . . . . . . 11
     2.3    Construction . . . . . . . . . . . . . . . . . . . 11

ARTICLE III. - PARTICIPATION . . . . . . . . . . . . . . . . . 12
     3.1    Participation. . . . . . . . . . . . . . . . . . . 12
     3.2    Termination of Employment. . . . . . . . . . . . . 12
     3.3    Transfers. . . . . . . . . . . . . . . . . . . . . 12
     3.4    Suspension . . . . . . . . . . . . . . . . . . . . 12
     3.5    Transfer of Bargaining Unit Employees. . . . . . . 13

Article IV. - Contributions. . . . . . . . . . . . . . . . . . 14
     4.1    Employer Contributions . . . . . . . . . . . . . . 14
     4.2    Code Section 401(k) Salary Reduction . . . . . . . 14
     4.3    Employee Contributions . . . . . . . . . . . . . . 15
     4.4    After-Tax Salary Deduction . . . . . . . . . . . . 15
     4.5    Rollovers and Transfers From Other Plans . . . . . 16
     4.6 Transfers from the Dial Companies Capital Accumulation Plan and the Dial Companies
            Employees' Stock Ownership Plan. . . . . . . . . . 16
     4.7    Trust Fund . . . . . . . . . . . . . . . . . . . . 17

Article V. - Allocations to Participant's Account. . . . . . . 18
     5.1    Individual Accounts. . . . . . . . . . . . . . . . 18
     5.2    Account Adjustments. . . . . . . . . . . . . . . . 18
     5.3    Actual Deferral Percentage Test. . . . . . . . . . 19
     5.4    Average Contribution Percentage Test . . . . . . . 21
     5.5    Distribution of Excess Aggregate Contributions . . 22
     5.6    Distribution of Excess Elective Deferrals. . . . . 23
     5.7    Distribution of Excess Contributions . . . . . . . 24
     5.8    Maximum Additions. . . . . . . . . . . . . . . . . 25
     5.9    Adjustment of Matching Contributions Subaccount. . 26
     5.10   Top-Heavy Provisions . . . . . . . . . . . . . . . 27
     5.11   Securities Law Requirements. . . . . . . . . . . . 29

Article VI. - Benefits . . . . . . . . . . . . . . . . . . . . 31
     6.1    Entitlement to Benefits. . . . . . . . . . . . . . 31
     6.2    Death. . . . . . . . . . . . . . . . . . . . . . . 31
     6.3    Payment of Benefits. . . . . . . . . . . . . . . . 31
     6.4    Designation of Beneficiary . . . . . . . . . . . . 32
     6.5    Withdrawals. . . . . . . . . . . . . . . . . . . . 33
     6.6    Debiting of Investment Funds . . . . . . . . . . . 34
     6.7    Required Distributions . . . . . . . . . . . . . . 35
     6.8    Distribution Requirements. . . . . . . . . . . . . 35
     6.9    Loans to Participants. . . . . . . . . . . . . . . 36
     6.10   Eligible Rollover Distributions. . . . . . . . . . 37

Article VII. - Investment Options, Trust Fund. . . . . . . . . 39
     7.1    Participant Directed Individual Account Plan . . . 39
     7.2    Employee Selected Investment Options,
            Investment Funds . . . . . . . . . . . . . . . . . 39
     7.3    Investment Elections . . . . . . . . . . . . . . . 39
     7.4    Investment Transfers . . . . . . . . . . . . . . . 39
     7.5    Tender Offers. . . . . . . . . . . . . . . . . . . 39
     7.6    Voting of Stock. . . . . . . . . . . . . . . . . . 40
     7.7    Special Rules for FINOVA Stock Fund. . . . . . . . 41
     7.8    Special Rules for Viad Stock Fund. . . . . . . . . 41
     7.9    Exercise of Control. . . . . . . . . . . . . . . . 41
     7.10   Adjustment Of Accounts . . . . . . . . . . . . . . 42
     7.11   Limitation of Liability And Responsibility . . . . 42
     7.12   Former Participants And Beneficiaries. . . . . . . 43

Article VIII. - Administration . . . . . . . . . . . . . . . . 44
     8.1    Allocation of Responsibility Among Fiduciaries
            for Plan and Trust Administration. . . . . . . . . 44
     8.2    Appointment of Committee . . . . . . . . . . . . . 44
     8.3    Claims Procedure . . . . . . . . . . . . . . . . . 44
     8.4    Records and Reports. . . . . . . . . . . . . . . . 45
     8.5    Other Committee Powers and Duties. . . . . . . . . 46
     8.6    Rules and Decisions. . . . . . . . . . . . . . . . 46
     8.7    Committee Procedures . . . . . . . . . . . . . . . 46
     8.8    Authorization of Benefit Payments. . . . . . . . . 47
     8.9    Application and Forms for Benefits . . . . . . . . 47
     8.10   Facility of Payment. . . . . . . . . . . . . . . . 47
     8.11   Indemnification of the Committee . . . . . . . . . 47

Article IX. - Miscellaneous. . . . . . . . . . . . . . . . . . 48
     9.1    Nonguarantee of Employment . . . . . . . . . . . . 48
     9.2    Rights to Trust Assets . . . . . . . . . . . . . . 48
     9.3    Non-Alienation . . . . . . . . . . . . . . . . . . 48
            9.4     Nonforfeitability of Benefits. . . . . . . 48

Article X. - Amendments and Action by Employer . . . . . . . . 49
     10.1   Amendments . . . . . . . . . . . . . . . . . . . . 49
     10.2   Action by the Company. . . . . . . . . . . . . . . 49

Article XI. - Successor Employer and Merger
            or Consolidation of Plans. . . . . . . . . . . . . 50
     11.1   Successor Employer . . . . . . . . . . . . . . . . 50
     11.2   Conditions Applicable to Mergers or
            Consolidations of Plans. . . . . . . . . . . . . . 50

Article XII. - Plan Termination. . . . . . . . . . . . . . . . 51
     12.1   Right to Terminate . . . . . . . . . . . . . . . . 51
     12.2   Partial Termination. . . . . . . . . . . . . . . . 51
     12.3   Liquidation of the Trust Fund. . . . . . . . . . . 51

Article XIII. - Adoption of Plan . . . . . . . . . . . . . . . 52
     13.1   Adoption Agreement . . . . . . . . . . . . . . . . 52

          THE DIAL CORPORATION CAPITAL ACCUMULATION PLAN

                    Article I. - Introduction

     1.1    ESTABLISHMENT AND EFFECTIVE DATE.  The Dial
Corporation (the "Company") hereby establishes The Dial
Corporation Capital Accumulation Plan (the "Plan"), effective as of July 31, 1996 (the "Effective Date").

     1.2 THE SPIN-OFF. The Company is a wholly owned subsidiary of The Dial Corp (soon to be known as ViadCorp ("Viad")). Pursuant to the terms and provisions of a Distribution Agreement entered into between the Company, Viad and Exhibitgroup/Giltspur, Inc. (the "Distribution Agreement"), Viad will spin-off the Company by distributing all of the Company's common stock, par value $.01 per share, to Viad's stockholders (the "Spin-Off") as of the "Distribution Date" determined by Viad.

     1.3 PURPOSE OF PLAN. The initial purpose of the Plan is to provide benefits to Consumer Products Employees (and their beneficiaries) who immediately prior to the Effective Date were participants in, or otherwise entitled to benefits under, The Dial Companies Capital Accumulation Plan ("TRIM") and The Dial Companies Employees' Stock Ownership Plan (the "ESOP"). In the future, benefits also will be provided to other Employees of the Company.

     1.4 SERVICE AND ACCOUNT BALANCES. Pursuant to the Distribution Agreement, each Consumer Products Employee is hereby granted credit under this Plan for the term of service and any account balance credited to him as of the Effective Date under the TRIM and the ESOP as if such service had been rendered to the Company and as if such account balance had originally been credited to him under this Plan.

     1.5 TRANSFER OF ASSETS AND LIABILITIES. Pursuant to the Distribution Agreement and the requirements of applicable law, including section 414(l) of the Internal Revenue Code of 1986 (the "Code"), Viad will instruct the trustee of TRIM, and the trustee of the ESOP, to transfer certain assets of the trust funds established with respect to the TRIM and the ESOP to the Trustee of this Plan. Effective as of the Distribution Date, all liability for benefits payable to Consumer Products Employees shall be assumed by this Plan, as provided in the Distribution Agreement. Pending the actual transfer of assets to the Trust Fund established for this Plan from the TRIM trust fund and the ESOP trust fund, however, such benefits shall be paid from the TRIM trust fund or the ESOP trust fund, as applicable, as provided in the Distribution Agreement.

     1.6 TREATMENT OF FORMER EMPLOYEES. As noted above, this Plan has, in connection with the Spin-Off, assumed responsibility for the payment of benefits to retirees and other former employees who are defined above as "Consumer Products Employees," and who, at the time of the termination of their employment, possessed vested benefits under the TRIM and the ESOP. This Plan shall determine and pay the benefits to such individuals under the TRIM or ESOP rules applicable to them, except to the extent, if any, that this Plan or applicable law requires that such rules be modified.

            ARTICLE II. - DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

     (a)    ACCOUNT(S):  One or all of the Employee Contribution
Account, Employer Contribution Account, Salary Reduction
Contribution Account and Vested Rollover Contribution Account, as the case may be, and as appropriate in the context of each provision of the Plan containing such term, for each Participant.

     (b) ACQUIRED COMPANY: Means any business entity which has been acquired or whose assets have been acquired by an Employer as defined in Section 2.1(aa). Participants shall be credited with their "Hours of Service," as defined in Section 2.1(an), with the Acquired Company and any other prior service recognized as eligibility or vesting service under a qualified plan of the Acquired Company. Notwithstanding the foregoing, the participation of an Acquired Company employee in the Plan shall be subject to the intent of the acquiring Employer in making the acquisition which may deny the recognition of service with the Acquired Company in order to prevent discrimination or to protect the qualification of the Plan or for any other reason arising out of the acquisition. The Committee shall ensure that appropriate records are kept to carry out the terms of this provision.

     (c) ACTUAL DEFERRAL PERCENTAGE: shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

     (d) ADOPTION AGREEMENT: The agreement executed by each Affiliate Employer in order to adopt the Plan pursuant to the provisions of Article XIII.

     (e)    AFFILIATE:  An entity which, by reason of Code
Section 414(b), 414(c), or 414(m), is treated as a single
Employer with the Company.

     (f) AGGREGATE LIMIT: The sum of (i) one hundred twenty-five percent (125%) of the greater of the ADP of the Non-highly
Compensated Employees for the Plan Year or the ACP of Non-highly
Compensated Employees under the Plan subject to Code Section
401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of two hundred percent (200%) or two (2) plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "two (2) plus the" in "(ii)" if it would result in a larger Aggregate Limit.

     (g) ANNUAL ADDITIONS: With respect to each Year, the total of the Employer contributions allocated to a Participant's Salary Reduction Contribution Account, Employee Contribution Account and Employer Contribution Account. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan. For this purpose, any excess amount applied under Section 5.9(b) in the Year to reduce Employer contributions will be considered Annual Additions for such Year.

     (h) AUTHORIZED LEAVE OF ABSENCE: Any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns to employment with the Employer or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

     (i)    AVERAGE CONTRIBUTION PERCENTAGE:  The average of the
Contribution Percentages of the Eligible Participants in a group.

     (j) BENEFICIARY: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.4 to receive any death benefit payable under this Plan.

     (k) CODA: A cash or deferred arrangement as described in Section 401(k) of the Code.

     (l) CODE: The Internal Revenue Code of 1986, as amended.

     (m)    COMMITTEE:  The persons appointed pursuant to
Article VIII to assist the Company in the administration of the Plan in accordance with said Article.

     (n)    COMPANY:  The Dial Corporation.

     (o) COMPENSATION: Subject to the other provisions of the Plan and except as defined in the Adoption Agreement of an Employer in accordance with Article XIII, hereof, the total of all amounts paid to a Participant by the Employer for personal services as would be reported on the Participant's Federal Income Tax Withholding Statement (Form W-2) had Participant not been a Participant under the Plan or any Plan sponsored by the Employer which is qualified under Sections 125 or 129 of the Code and excluding fringe benefits, overtime, bonuses and any benefits paid under this Plan; provided, however, that the Committee, in its discretion, may use any definition of "compensation" to determine whether the various nondiscrimination tests are met as long as such definition satisfies Code Section 414(s) and is applied uniformly to all Participants. For purposes of allocating the Employer's contribution for the Year in which a Participant begins or resumes Participation, Compensation allocable to time periods before his or her Participation began or resumed shall be disregarded.

     The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed the "OBRA '93 annual compensation limit." The "OBRA '93 annual compensation limit" is One Hundred Fifty Thousand Dollars ($150,000) as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (the "determination period") beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). If the "OBRA '93 compensation limitation is exceeded, then the limitation shall be prorated among affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen
(19) before the close of the year. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '94 annual compensation limit is One Hundred Fifty Thousand Dollars ($150,000).

     (p) CONSUMER PRODUCTS EMPLOYEE: Any individual who (1) immediately prior to the Distribution Date is an officer or employee of any member of Viad's "Dial Group" or "Consumer Products Group" and (a) is primarily employed in Viad's "Consumer Products Business" or (b) will be an employee of the Consumer Products Group immediately following the Spin-Off or (2) immediately prior to the Distribution Date is not an officer or an employee of any member of either Group but at any time prior to the Distribution Date was an officer or employee of any member of either Group and throughout such period was primarily employed in the Consumer Products Business.

     (q) CONTRIBUTION PERCENTAGE: The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

     (r) CONTRIBUTION PERCENTAGE AMOUNTS: The sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

     (s) DISABILITY: A physical or mental condition which, in the sole judgement of the Committee, based upon medical reports and other evidence satisfactory to the Committee, permanently prevents an Employee from satisfactorily performing his or her usual duties for the Employer and the duties of any other position or job for the Employer for which such Employee is qualified by reason of his or her training, education or experience.

     (t)    EFFECTIVE DATE: Means July 31, 1996.

     (u) ELECTIVE DEFERRALS: Any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified Employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under
Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.

     (v) ELIGIBLE EMPLOYEE: Any Employee of the Company or any Affiliate Employer that has adopted this Plan other than Employees who are included within a unit of employees covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement specifically provides to the contrary.

     (w) ELIGIBLE PARTICIPANT: Any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the plan, any Employee who would be a Participant in the plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

     (x) EMPLOYEE: Any person who is actively employed by an Employer or an Affiliate.

     (y) EMPLOYEE CONTRIBUTION: Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

     (z) EMPLOYEE CONTRIBUTION ACCOUNT: The account maintained pursuant to Section 4.3, hereof, to record for a Participant his or her after-tax contributions and adjustments relating thereto.

     (aa) EMPLOYER: The Dial Corporation (which was formerly the Consumer Products Group of Viad (formerly, The Dial Corp and before that the Greyhound Dial Corporation, and prior to that, The Greyhound Corporation)), or any Affiliate that has adopted the Plan.

     (bb) EMPLOYER CONTRIBUTION ACCOUNT: The account maintained pursuant to Section 4.1(b), hereof, to record for a Participant his or her share of the contributions of the Employer, if any, and adjustments relating thereto.

     (cc)   EMPLOYER STOCK:  The common stock of The Dial
Corporation.

     (dd)   ENTRY DATE:  The first day of each calendar month.

     (ee)   ERISA:  Public Law No. 93-406, the Employee
Retirement Income Security Act of 1974, as amended.

     (ff)   ESOP:  The Dial Companies Employees Stock Ownership
Plan.

     (gg) EXCESS AGGREGATE CONTRIBUTIONS: Shall mean, with respect to any Plan Year, the excess of:

            (1)     The aggregate Average Contribution Percentage
Amounts taken into account in computing the numerator of the Average Contribution Percentage actually made on behalf of Highly
Compensated Employees for such Plan Year, over

            (2) The maximum Average Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

            Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess
Contributions.

            In computing the Average Contribution Percentage, the Employer shall take into account, and include as Contribution Percentage Amounts, Elective Deferrals and Qualified Non-elective Contributions under this plan or any other plan of the Employer, as provided by regulations.

            Forfeitures of Excess Aggregate Contributions shall be:

            (1) Applied to reduce Employer contributions for the Plan Year in which the excess arose, but allocated as in (2), below, to the extent the excess exceeds Employer contributions or the Employer has already contributed for such Plan Year.

            (2) Allocated, after all other forfeitures under the plan, to the Matching Contribution account of each Non-highly Compensated Participant who made Elective Deferrals or Employee Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

            The Employer may elect to make Qualified
Non-elective Contributions under the plan on behalf of Employees.

     (hh) EXCESS CONTRIBUTION: Shall mean, with respect to any Plan Year, the excess of:

            (1)     The aggregate amount of Employer
contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year over

            (2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

     (ii) EXCESS ELECTIVE DEFERRALS: shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

     (jj) FAMILY MEMBER: A member of the Employee's family as defined in Section 414(q)(6) of the Code.

     (kk) FIDUCIARIES: The Committee and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 8.1.

     (ll) FINOVA STOCK ACCOUNT: The account maintained pursuant to Section 5.1 hereof, to record, for a Participant, his or her shares of common stock of The FINOVA Group Inc. ("FINOVA
Stock") transferred to this Plan from the TRIM.

     (mm) HIGHLY COMPENSATED EMPLOYEE: Includes active Highly Compensated Employees and former Highly Compensated Employees.
An active Highly Compensated Employee includes any Employee who performs service for the Employer during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of Seventy-Five Thousand Dollars ($75,000) as adjusted pursuant to Section 415(d) of the Code);
(ii) received compensation from the Employer in excess of Fifty Thousand Dollars ($50,000) (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one
(1) of the one hundred (100) Employees who receive the most compensation from the Employer during the determination year; and
(ii) Employees who are five-percent (5%) owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirements of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year. A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

     If an Employee is, during a determination year or look-back year, a Family Member of either a five-percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the five-percent (5%) owner or top ten (10) Highly Compensated Employee shall be aggregated. In such case, the Family Member and five-percent (5%) owner or top ten (10) Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and five-percent (5%) owner or top ten (10) Highly Compensated Employee. For purposes of this Section, Family Member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with
Section 414(q) of the Code and the regulations thereunder.

     The Employer may elect to use the calendar year to determine whether an Employee is a Highly Compensated Employee in the look-back year (as defined in Treasury Regulations under Section 414(q) of the Code) calculation. The calendar year used will be the calendar year ending with or within the determination year (as defined in the regulations under Section 414(q) of the Code). The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar year look back year. If the Employer elects to make the calendar year calculation election with respect to any plan, entity or arrangement, such election must apply with respect to all plans, entities and arrangements of the Employer.

     (nn)   HOUR OF SERVICE:

            (i) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate for the performance of duties. Such Hours of Service shall be credited to the respective computation period in which the duties were performed.

            (ii) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph (ii) for any single continuous period (whether or not such period occurs in a single service computation period). Hours of Service under this paragraph (ii) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations governing the computation of Hours of Service, which are incorporated herein by this reference.

            (iii) An hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service shall not be credited both under paragraph (i) or paragraph (ii) above, as the case may be, and under this paragraph (iii). Hours of Service attributable to back pay credits will be credited to the respective service computation period or periods to which the back pay pertains, rather than to the service computation period or periods in which the award, agreement, or payment is made.

            (iv) Employees shall also be credited with any additional Hours of Service required to be credited pursuant to any Federal law other than the Act or the Code.

     (oo) INCOME: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their fair market value.

     (pp) INVESTMENT FUND(S): The investment funds described in Section 7.2.

     (qq) MATCHING CONTRIBUTION: An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

     (rr) PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

     (ss) PARTICIPATION: The period commencing as of the date the Employee became a Participant and ending on the date his or her employment with the Employer terminated in accordance with
Section 3.2, hereof.

     (tt)   PLAN:  The Dial Corporation Capital Accumulation
Plan, the Plan set forth herein, as amended from time to time.

     (uu)   QUALIFIED MATCHING CONTRIBUTIONS: Matching
Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

     (vv) QUALIFIED NON-ELECTIVE CONTRIBUTIONS: Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

     (ww) SALARY REDUCTION CONTRIBUTION ACCOUNT: The account maintained to record for a Participant his or her pre-tax salary reduction contributions made by the Employer pursuant to Section
4.1(a) and 4.2 hereof, and adjustments relating thereto.

     (xx)   TRIM:  The Dial Companies Capital Accumulation Plan.

     (yy)   TRUST (OR TRUST FUND):  The fund known as The Dial
Corporation Capital Accumulation Plan Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of the Plan.

     (zz) TRUSTEE: The corporation or individuals appointed by the Board of Directors of the Company to administer the Trust.

     (aaa)  VALUATION DATE:  Each business day of the Plan Year.

     (bbb) VESTED ROLLOVER CONTRIBUTION ACCOUNT: The account maintained pursuant to Section 4.5, hereof, to record for a Participant rollover amounts transferred to the Trust Fund and adjustments relating thereto.

     (ccc) VIAD STOCK ACCOUNT: The account maintained pursuant to Section 5.1 hereof, to record for a Participant his or her shares of common stock of Viad transferred to the Plan from the ESOP and/or TRIM.

     (ddd) YEAR: The twelve (12) month period commencing on January 1 and ending on December 31.

     2.2 OTHER DEFINITIONS: Definitions of terms and phrases that have a more limited application are set forth in the sections to which they relate. For purposes of this Plan, the terms "Distribution Date," "Consumer Products Group," "Consumer Products Business," "Dial Group," "Group," "Prior Plan Year," "Current Plan Year," and "Cut-Off Date" shall be given the meanings ascribed to such terms in the Distribution Agreement.

     2.3 CONSTRUCTION: The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan. Except when otherwise indicated by the context, any masculine or feminine term shall also include the other gender, and the use of any term in the singular or plural shall also include the opposite number.

                   ARTICLE III. - PARTICIPATION

     3.1 PARTICIPATION: Any Eligible Employee who as of the Effective Date of this Plan was a participant in TRIM or the ESOP shall become a Participant in this Plan on the Effective Date. Thereafter, an Eligible Employee shall become a Participant as of the later of the first Entry Date coincident with or next following any "eligibility computation period" during which he or she has at least one thousand (1,000) Hours of Service with the Employer or an Acquired Company, provided that said Eligible Employee has entered into a duly executed salary reduction agreement under Section 4.2 in advance of said Entry Date and has fulfilled the Plan's enrollment procedures as provided by the Committee. For purposes of this Section, the initial "eligibility computation period" is the twelve (12) consecutive month period commencing on the date on which the Employee first performs an Hour of Service and the second and subsequent "eligibility computation periods" are the twelve (12) consecutive month periods commencing on the anniversaries of said date. Participation under the Plan shall cease and a person shall no longer be a Participant upon termination of employment with the Employer, as defined in Section 3.2, hereof. A rehired Eligible Employee shall be credited with all Hours of Service performed prior to his termination of employment. If a rehired Eligible Employee was a Participant or had satisfied the eligibility service requirements of this Section during his prior period of employment and following his return he is otherwise eligible to participate in the Plan, he shall commence participation upon the later of his date of rehire or the date on which he would have commenced participation if his employment has not terminated.

     3.2    TERMINATION OF EMPLOYMENT:  "Termination of
Employment" shall be deemed to be the date:

     (i) The Participant quit, was discharged (for any reason, including Disability), died or retired; or

     (ii) The first anniversary of the date the Participant was continuously absent (with or without pay) for any other reason, such as vacation, holiday, temporary sickness, Authorized Leave of Absence or layoff, or the date within such twelve (12) month period when the Participant quit, was discharged, died or retired.

     3.3 TRANSFERS: For the purposes of determining eligibility to Participate in the Plan under Section 3.1, an Eligible Employee shall receive credit for employment with an Employer or an Affiliate.

     3.4 SUSPENSION: If a Participant (i) elects to defer distribution of his or her benefit pursuant to Section 6.3(c),
(ii) is transferred to employment with an Affiliate that has not adopted the Plan, (iii) ceases to be an Eligible Employee, (iv) goes on an unpaid maternity or paternity leave under ERISA
Section 203(b), (v) receives a hardship withdrawal in accordance with Section 6.5, or (vi) commences an Authorized Leave of Absence, as reasonably determined by the Committee, his or her Participation under the Plan shall be suspended, provided, however, that during the period of his or her employment in such ineligible status or position: (a) he or she shall cease to have any right to make contributions pursuant to Article IV, hereof;
(b) his or her Employer Contribution Account shall receive no Employer contribution allocation under Section 5.2(c); (c) he or she shall continue to participate in Income allocations pursuant to Section 5.2(a); (d) the withdrawal privileges under the provisions of Article VI, other than the loan provision of
Section 6.9, shall continue to apply except for a Participant who has deferred distribution of his or her benefit pursuant to
Section 6.3(c); and (d) the Investment Fund transfer provisions of Section 7.3 shall continue to apply.

     3.5 TRANSFER OF BARGAINING UNIT EMPLOYEES: If a Participant becomes included in a unit of employees covered by a collective bargaining agreement and pursuant to collective bargaining is excluded from this Plan and included in a collectively bargained plan, the Committee, in the exercise of its discretion, may direct that the Participant's Accounts in the Plan be transferred to the collectively bargained plan if the collectively bargained plan so provides. The Committee and Trustee are hereby authorized and directed collectively to take all actions necessary or appropriate to accomplish such transfer. The Accounts of the Participant shall be valued and adjusted as of the transfer effective date, and the sum of the Account balances so determined shall equal the amount transferred. Following the transfer, Participants will no longer have any claim for benefits under this Plan, and the collectively bargained plan, in accepting the assets transferred from this Plan, shall be deemed to have accepted the liability for all amounts due to the Participant.

                   Article IV. - CONTRIBUTIONS

     4.1    EMPLOYER CONTRIBUTIONS:   (a) For each Year, the
Employer shall contribute an amount to a Participant's Salary Reduction Contribution Account equal to the total amount of contributions agreed to be made by it pursuant to a salary reduction agreement under Section 4.2 entered into between the Employer and the Participant for such Year. Such deferrals shall be treated as matchable (and referred to as "Matched Salary Reduction Contributions" for purposes of this Section 4.1) to the extent that, for any Participant, they do not exceed three percent (3%) of his Compensation for the Plan Year.
Contributions made by Employer for a given payroll period pursuant to salary reduction agreements under Section 4.2 shall be promptly deposited in the Trust Fund as soon as practicable after the payroll period to which they relate.

     (b) In addition, for each Year, each Employer will make a Matching Contribution on behalf of each eligible Participant in an amount equal to one hundred percent (100%) of the Participant's Matched Salary Reduction Contributions for the Plan Year. The Matching Contributions made on behalf of a Participant shall be allocated to his Employer Contributions Accounts at the time provided in Section 5.2(c). All Matching Contributions of an Employer shall be paid to the Trustee and payment shall be made not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which have been granted for the filing of such tax return. Amounts credited to a Participant's Employer Contribution Account shall be one hundred percent (100%) vested and non-forfeitable at all times.

     4.2    CODE SECTION 401(K) SALARY REDUCTION:   (a) In
addition to the other terms and conditions herein, each Eligible Employee shall enter into prior to the Entry Date that such Eligible Employee's Participation under the Plan is to commence pursuant to Section 3.1 a written salary reduction agreement with the Employer which will be applicable to Compensation for payroll periods after such Entry Date. The terms of any such salary reduction agreement shall provide for the purposes of Section 4.1(a) hereof that the Eligible Employee as a Participant agrees to accept a reduction in salary from the Employer equal to any percentage of his Compensation per payroll period, from one percent (1%) to twelve percent (12%) of such Compensation. In consideration of such agreement, the Employer will make a salary reduction contribution to the Participant's Salary Reduction Contribution Account on behalf of the Participant for such Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Year pursuant to the salary reduction agreement. Amounts credited to a Participant's Salary Reduction Contribution Account are intended to qualify for income tax deferral under Section 401(k) of the Code and, as such, shall be one hundred percent (100%) vested and non-forfeitable at all times. If a Participant enters into a salary reduction agreement with the Employer for a given Year, his or her Compensation for such Year for all other purposes of this Plan, except with respect to a salary deduction agreement under Section 4.4, hereof, shall be equal to his or her Compensation after application of the salary reduction agreement.

     (b) Unless otherwise amended or terminated in accordance with (ii), below, a Participant's salary reduction agreement shall be deemed automatically renewed from year to year, while this Plan remains in force and effect. Further, salary reduction agreements shall include, but not by way of limitation, and be governed by the following:

            (i) A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement is on file with the Employer.

            (ii) A salary reduction agreement may be amended or terminated by a Participant only once during each calendar quarter if the purpose of the amendment is to decrease or increase the amount of such Participant's Compensation which is subject to salary reduction during the remainder of such Year.

            (iii) Any amendment or termination of a salary reduction agreement shall be effective on the first day of the following calendar quarter after at least thirty (30) days prior written notice by a Participant in the form required by Employer.

            (iv) The Employer may amend or revoke its salary reduction agreement with any Participant at any time, if the Committee determines that such revocation or amendment is necessary to insure that a Participant's Additions for any Year will not exceed the limitations of
                    Section 415 of the Code or to insure that the discrimination tests of Section 401(k) and 401(m) of the Code are met for such Year.

     (c) The Committee may from time to time alter and/or add to the requirements for salary reduction agreements expressed in
Section 4.2(b). The Employer shall abide by the Committee's determinations and directions with respect to all matters covered in salary reduction agreements.

     4.3 EMPLOYEE CONTRIBUTIONS: Subject to the provisions of Section 4.4, hereof, a Participant may contribute each Year to an Employee Contribution Account an amount pursuant to a written salary deduction agreement under Section 4.4 not intended to qualify for income tax deferral under Code Section 401(k), but to be subtracted from such Participant's Compensation on an after-tax basis. Amounts credited to a Participant's Employee Contribution Account shall remain one hundred percent (100%) vested and non-forfeitable at all times. Highly Compensated Employees may not elect to make Employee Contributions.

     4.4 AFTER-TAX SALARY DEDUCTION: A Participant may elect to enter into a written salary deduction agreement with Employer which shall be in the form and substance acceptable to Employer and the Committee and will be applicable to all payroll periods within a Year. A salary deduction agreement may be amended or terminated only once during each calendar quarter if the purpose of the amendment is to decrease or increase the amount of such Participant's Compensation which is subject to salary deduction agreement during the remainder of such Year. The terms of such salary deduction agreement shall provide, among other things, that for the purposes of Section 4.3 the Participant agrees to accept a deduction from salary from the Employer equal to any whole percentage of his Compensation per payroll period, not to exceed ten percent (10%) of such Compensation.

     4.5    ROLLOVERS AND TRANSFERS FROM OTHER PLANS:   (a) An
Employee eligible to Participate in the Plan regardless of whether he or she has satisfied the Participation requirements of
Section 3.1, who has received a distribution from a profit sharing plan, stock bonus plan or pension plan intended to "qualify" under Section 401 of the Code (the "Other Plan") may transfer such contribution to the Trust Fund if such contribution would constitute, in the sole and absolute discretion of the Committee, a "rollover contribution" within the meaning of the applicable provisions of the Code. Additionally, a Participant may request, with the approval of the Committee, that the Trustee accept a transfer from the trustee of another qualified plan. Upon such approval, the Trustee shall accept such transfer. The Committee may, in its sole discretion decline to accept such transfer. For purposes of this Plan, both a "rollover contribution" within the meaning of the applicable provisions of the Code and a transfer initiated by the Participant from another plan shall be referred to as a "Rollover Contribution." If the Committee decides to grant a Participant's request to make a Rollover Contribution, the Participant may contribute to the Trust Fund cash or other property acceptable to the Trustee to the extent of such distribution. The procedure approved by the Committee shall provide that such a transfer may be made only if the following conditions are met: (a) the transfer occurs on or before the sixtieth (60th) day following the Employee's receipt of the distribution from the Other Plan; and (b) the amount transferred does not exceed the distribution the Employee received from the Other Plan.

     (b) Notwithstanding the foregoing, if an Employee had deposited a distribution previously received from an Other Plan into an individual retirement account ("IRA"), as defined in
Section 408 of the Code, he or she may transfer the amount of such distribution, plus earnings thereon from the IRA, to this Plan; provided such Rollover Contribution is deposited with the Trustee on or before the sixtieth (60th) day following receipt thereof from the IRA.

     (c) The Committee shall develop such procedures, and may require such information from an Employee desiring to make or effectuate any Rollover Contribution under this Section 4.5, as it deems necessary or desirable to determine that the proposed Rollover Contribution will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Vested Rollover Contribution Account. Such account shall be one hundred percent (100%) vested in the Employee, shall share in Income allocations in accordance with Section 5.2(a), but shall not share in Employer contribution allocations. Upon Termination of Employment, the total amount of the Employee's Vested Rollover Contribution Account shall be distributed in accordance with
Article VI.

     (d) Upon a Rollover Contribution by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the Participation requirements of Section 3.1, his or her Vested Rollover Contribution Account shall represent his or her sole interest in the Plan until he or she becomes a Participant.

     4.6 TRANSFERS FROM THE DIAL COMPANIES CAPITAL ACCUMULATION PLAN AND THE DIAL COMPANIES EMPLOYEES' STOCK OWNERSHIP PLAN. The Committee and the Trustee are hereby authorized and directed to accept the transfer of assets and liabilities from the TRIM and the ESOP; provided, however, that the transfers take place as soon as practicable after the receipt of a favorable determination letter with respect to this Plan or receipt by Viad of an opinion by counsel reasonably satisfactory in form and substance to Viad and the Company to the effect that such counsel believes this Plan to be qualified under Section 401(a) of the Code. After the transfer, Viad shall cease to have any obligation whatsoever with respect to Consumer Products Employees (and their beneficiaries). After the transfer, the Company shall be solely responsible for all liabilities and obligations with respect to the Consumer Products Employees (and their beneficiaries), subject to the receipt of an appropriate amount of assets as set forth in the Distribution Agreement.
Viad shall either be responsible for or make all required contributions no later than the later of the Distribution Date or the date such contributions are legally required to be made in respect of the Consumer Products Employees for all Prior Plan Years and for the portion of the Current Plan Year ending on the Cut-Off Date, to the extent not previously made. All amounts received from TRIM and ESOP shall be credited to the Accounts established pursuant to this Plan in accordance with Section 5.2(e) of this Plan. The Committee, the Employer, and the Trustee do not guarantee the amounts transferred from the TRIM and ESOP in any way from loss or depreciation. The Committee shall establish special rules and accounting procedures as necessary to preserve any distribution forms or other valuable rights that are protected by Code Section 411(d)(6) with respect to amounts attributable to assets transferred directly to this Plan from the ESOP or the TRIM, including, to the extent applicable, rules requiring (i) the tracking of such amounts in special accounts, and (ii) the preservation, with respect to balances attributable to transfers from the ESOP, of the Code
Section 409(h) right to receive distributions in the form of employer securities, the Code Section 409(o) right to receive a distribution that complies with certain special timing requirements, and any other rights that are nonterminable under Code Section 4975 and the regulations issued thereunder.

     4.7 TRUST FUND: (a) All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, all contributions made by the Employer are expressly conditioned upon the continued qualification of the Plan under the Code, including any amendments to the Plan. Upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof shall be returned to the Employer within one year after the payment of the contribution, or the denial of the qualification, whichever is applicable.

     (b) Except as provided above, all assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

     (c) Notwithstanding anything herein to the contrary, the maximum amount that may be returned to the Employer pursuant to subparagraph (a) above is limited to the portion of such contribution attributable to the mistake of fact or the portion of such contribution deemed non-deductible (the "excess contribution"). Earnings attributable to the excess contribution will not be returned to the Employer, but losses attributable thereto will reduce the amount returned.

        ARTICLE V. - ALLOCATIONS TO PARTICIPANT'S ACCOUNT

     5.1 INDIVIDUAL ACCOUNTS: The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. When appropriate, a Participant shall have six separate Accounts--an Employer Contribution Account, an Employee Contribution Account, a Salary Reduction Contribution Account, a Vested Rollover Contribution Account, a Viad Stock Account, and a FINOVA Stock Account. Where necessary, the Committee shall create and maintain subaccounts adequate to distinguish between funds in an Account for the purposes of the Plan (e.g., Qualified Matching Contribution and Matching Contribution subaccounts of the Employer Contribution Account). The maintenance of individual Accounts and subaccounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account or subaccount shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid.

     Because Participants have a choice of Investment Funds, any reference in this Plan to a Salary Reduction Contribution
Account, a Vested Rollover Contribution Account or an Employee
Contribution Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund.

     5.2 ACCOUNT ADJUSTMENTS: The Accounts of Participants shall be adjusted no less frequently than quarterly, recognizing the Participant's elections pursuant to Section 5.5, hereof, in accordance with the following:

     (a) INCOME: The Income of the Trust Fund shall be allocated to the Accounts of Participants who had unpaid balances in their Accounts as of each business day during the Plan Year, in proportion to the balances in such Accounts, as adjusted to reflect and give appropriate weighting to any receipt or distributions during the period, based on generally acceptable principals of trust accounting agreed to by the Committee, the Trustee, and the recordkeeper for the Plan and consistently applied. Each valuation shall be based on the fair market value of assets in the Trust Fund on the appropriate day.

     (b) SALARY REDUCTION CONTRIBUTIONS: The Employer contributions that are made pursuant to a salary reduction agreement entered into with a Participant under Section 4.2 shall be allocated to the Participant's Salary Reduction Contribution
Account as soon as possible following receipt by the Trustee.

     (c)    MATCHING CONTRIBUTIONS:  The Employer's Matching
Contribution described in Section 4.1(b), if any, shall be allocated among the Employer Contribution Accounts of Participants in accordance with Section 4.1(b) as of the last day of the relevant Plan Year.

     (d) CONTRIBUTIONS: A Participant's contributions shall be allocated to his or her Employee Contribution Account as soon as possible following receipt by the Trustee.

     (e)    ALLOCATION OF AMOUNTS TRANSFERRED FROM TRIM AND
ESOP: The assets transferred to this Plan from TRIM and ESOP shall be allocated to the appropriate accounts of the Plan
Participants in the following manner:

            (i)     Amounts allocated to the Participant's
                    "employee contribution account" in TRIM
                    (including Employer Stock) shall be allocated to the Participant's Employee Contribution
                    Account in this Plan;

            (ii) Amounts allocated to the Participant's "salary reduction contribution account" in TRIM (including Employer Stock) shall be allocated to the Participant's Salary Reduction Contribution Account in this Plan;

            (iii) Amounts allocated to the Participant's "vested rollover contribution account" in TRIM (including Employer Stock) shall be allocated to the Participant's Vested Rollover Contribution Account in this Plan;

            (iv) All Viad Stock allocated to the Participant's accounts in TRIM shall be allocated to the Participant's Viad Stock Account in this
                    Plan;

            (v)     All FINOVA Stock allocated to the
                    Participant's "FINOVA stock account" in TRIM shall be allocated to the Participant's
                    FINOVA Stock Account in this Plan;

            (vi)    All Viad Stock amounts allocated to the
                    Participant's accounts in ESOP shall be
                    allocated to the Participant's Viad Stock
                    Account in this Plan; and

            (vii) Employer Stock allocated to the Participant's "employer contribution account" in TRIM or ESOP shall be allocated to the Participant's Employer Contribution Account in this Plan.

The Participant's Viad Stock Account and FINOVA Stock Account shall be divided into subaccounts to reflect the portion of such account that is attributable to each type of contribution.

     5.3 ACTUAL DEFERRAL PERCENTAGE TEST: Notwithstanding any other provisions of the Plan,

     (a) The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly
Compensated Employees for the same Plan Year must satisfy one of the following tests:

            (i) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by one and twenty-five one hundredths (1.25); or

            (ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

     (b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in
Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     (c) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
Section 401(k) of the Code only if they have the same Plan Year.

     (d) For purposes of determining the ADP of a Participant who is a five-percent (5%) owner or one of the ten (10) most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

     (e) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

     (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching
Contributions, or both, used in such test.

     (g) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (h)    Qualified Matching Contributions and Qualified
Non-elective Contributions may be taken into account as Elective
Deferrals for purposes of calculating the Actual Deferral
Percentages.

     5.4    AVERAGE CONTRIBUTION PERCENTAGE TEST:
Notwithstanding any other provision of the Plan,

     (a) Employee Contributions and Matching Contributions must meet the nondiscrimination requirements of Section 401(a)(4) of the Code, and the Average Contribution Percentage (hereinafter
ACP) test of Section 401(m) of the Code. The ACP test is required in addition to the ADP test under Code Section 401(k). Qualified Matching Contributions and Qualified Non-elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

     (b)    The ACP for Participants who are Highly Compensated
Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

            (i) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by one and twenty-five one hundredths (1.25); or

            (ii) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

     (c) MULTIPLE USE: If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed One and Twenty-Five One Hundredths (1.25) multiplied by the ADP and ACP of the Non-highly Compensated Employees.

     (d) For purposes of this Section, the Average Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     (e) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

     (f) For purposes of determining the Average Contribution Percentage of a Participant who is a five-percent (5%) owner or one of the ten (10) most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Average Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Average Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

     (g) For purposes of determining the Average Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

     The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching
Contributions, or both, used in such test.

     The determination and treatment of the Contribution
Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     5.5    DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS:

     (a) Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. This forfeiture or distribution of Excess Aggregate Contributions shall be made for the Participants who are Highly Compensated Employees in the order of their contribution percentages described in Section 5.4, beginning with those having the highest percentage and then continuing with others who have the next highest percentage, until the requirements for the ACP test in
Section 5.4 are met. For this purpose, each forfeiture or distribution of Excess Aggregate Contributions that occurs shall be treated as reducing both the amount of such contributions and the adjusted percentage that is determined for the affected Participant under Section 5.4. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

     (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of that Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Aggregate Contributions shall be as determined under the Plan's normal method of accounting.

     (c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated
Employees or applied to reduce Employer contributions.

     (d) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Accounts.

     (e) In addition, in lieu of distributing Excess Contributions as provided in the Plan, or Excess Aggregate Contributions as provided in the Plan, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage Test, or both, pursuant to the regulations under the Code.

     5.6    DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS:   (a) No
Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

     (b) A Participant may assign to this plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee on or before the date specified in
Section 5.6(e) of the amount of the Excess Elective Deferrals to be assigned to the Plan.

     (c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. In addition, excess deferrals and other contributions described in Section 5.3, plus any income and minus any loss allocable thereto, shall be distributed no later than the end of each Plan Year to Participants to whose accounts they were allocated for the preceding Plan Year. This distribution of excess amounts pursuant to Section 5.3 shall be made for the Participants who are Highly Compensated Employees in the order of their deferral percentages described in Section 5.3, beginning with those having the highest percentage and then continuing with others who have the next highest percentage, until the requirements of the ADP test in Section 5.3 are met. For this purpose, each distribution of excess deferrals and other contributions that occurs shall be treated as reducing both the amount of the deferrals and the adjusted percentage that is determined for the affected Participant under Section 5.3.

     (d) Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of that Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Elective Deferrals shall be as determined under the Plan's normal method of accounting.

     (e) Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Committee by March 15.

     5.7 DISTRIBUTION OF EXCESS CONTRIBUTIONS: (a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.

     (b) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

     (c) Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of the Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Contributions shall be as determined under the Plan's normal method of accounting.

     (d) Excess Contributions shall be distributed from the accounts to which the Participant's Elective Deferrals and Qualified Matching Contributions (if applicable) were allocated in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

     5.8    MAXIMUM ADDITIONS:   (a) Notwithstanding anything
contained herein to the contrary, the total Annual Additions made to the Salary Reduction Contribution Account, Employer Contribution Account, Employee Contribution Account of a Participant for any Year shall not exceed the lesser of Thirty Thousand Dollars ($30,000.00) or twenty-five percent (25%) of the Participant's Compensation (as defined in Code Section 415 and after application of the salary reduction agreement set forth in
Section 4.2) for such Year, except that such $30,000 shall be increased as permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments.

     (b) If such Annual Additions exceed the above limitations, the contributions for the Year which cause the excess shall be returned to the Participant in the following order:

            (i)     Any contributions to such Participant's
                    Employee Contribution Account, to the extent they would reduce the excess amount, will be returned to the Participant.

            (ii) If after the application of paragraph (i) an excess amount still exists, any contributions to such Participant's Salary Reduction Contribution Account, to the extent they would reduce the excess amount, will be returned to the Participant.

            (iii) If after the application of paragraph (ii) an excess amount still exists, and the Participant is covered by the Plan at the end of the Year, the excess amount in Participant's account will be used to reduce Employer Contributions to such Participant's Employer Contribution Account, for such Participant in the next Year, and each succeeding Year if necessary.

            (iv) If after the application of paragraph (ii) an excess amount still exists, and the Participant is not covered by the Plan at the end of the Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions of that Participant's Employer to Employer Contribution Accounts for all remaining Participants in the next Year, and each succeeding Year if necessary. If a suspense account is in existence at any time during the Year pursuant to this Section, it will not participate in the allocation of the Trust Income.

     (c) Notwithstanding the foregoing, the otherwise permissible Annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under
Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in other tax-qualified pension, profit-sharing, savings or stock bonus plans maintained by the Employer or any of the members of the controlled group of corporations (for the purposes of this Section "Employers") of which the Employer is a part: If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by any of the Employers, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Year may not exceed one (1.0). The defined benefit plan fraction for any Year is a fraction, the numerator of which is the Participant's projected annual benefit under the plan (determined at the close of the Year) and the denominator of which is the lesser of (i) the product of one and twenty-five one hundredths (1.25), multiplied by the dollar limitation in effect under
Section 415(b)(1)(A) of the Code, or (ii) the product of one and four tenths (1.4), multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant under the Plan for such Year. The defined contribution plan fraction for any year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts as of the close of the Year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer; (i) the product of one and twenty-five one hundredths (1.25), multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or
(ii) the product of one and four tenths (1.4), multiplied by the amount which may be taken into account under Section 415(c)(1)(B) with respect to such Participants under the Plan for such year. When the term "Annual Additions" is used in the context of other defined contribution plans under this Section, it shall have the same meaning as set forth in Section 2.1(g), hereof, but with respect to Employer contributions and Employee contributions made under such other plans. For purposes of this limitation, all defined benefit plans of the Employers, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employers, including the Plan whether or not terminated, are to be treated as one defined contribution plan. As such, annual benefits and Annual Additions of such plans are to be aggregated for the purposes of determining the defined benefit plan fraction and the defined contribution plan fraction. The extent to which Annual Additions under the Plan shall be reduced, as compared with the extent to which annual benefits or Annual Additions under any defined benefit plans or any other defined contribution plans shall be reduced in order to achieve compliance with the limitations of Code Section 415 shall be dependent on the provisions of such other plans. To the extent any such other plan or plans provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the necessary reductions shall be under such other plan or plans. To the extent any such other plan or plans do not provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the reduction in Annual Additions necessary to achieve compliance with Code
Section 415 shall be under the Plan. If the reduction is under the Plan, the Committee shall advise affected Participants of any additional limitations on their Annual Additions required by this
Section 5.9.

     5.9 ADJUSTMENT OF MATCHING CONTRIBUTIONS SUBACCOUNT. In the event that a distribution of excess Elective Deferrals or Excess Contributions is made pursuant to Section 5.6 or 5.7 of the Plan, the Matching Contribution subaccount will be adjusted by the amount of any Employer Contribution attributable to such excess Elective Deferrals or Excess Contributions (the "excess matching contribution") plus the income allocable to any such excess matching contribution. The income allocable to the excess matching contribution shall be determined by the Committee in accordance with any method permitted under Treasury Regulation Sections 1.401(m)-1(e)(3) or 1.401(k)-1(f)(4) as applicable. Any such excess employer matching contributions (and earnings allocable thereto) will be forfeited and reallocated among the unaffected Participant's Accounts pursuant to such rules as shall be adopted by the Committee, provided that such treatment is applied uniformly to all Participants under the Plan for the Plan Year involved.

     5.10   TOP-HEAVY PROVISIONS:   (a) The following provisions
shall become effective in any Year in which the Plan is determined to be a Top-Heavy Plan, notwithstanding any contrary provision in the Plan. The Plan will be considered a Top-Heavy Plan for the Year if as of the last day of the preceding Year,
(1) the value of the sum of Salary Reduction Contribution Accounts, Employer Contribution Accounts and Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to
Section 5.2) of Participants who are Key Employees (as defined in
Section 416(i) of the Code) exceeds sixty percent (60%) of the value of the sum of Salary Reduction Contribution Accounts, Employer Contribution Accounts and Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Section 5.2) of all Participants (the "60% Test") or (2) the Plan is part of a required aggregation group (within the meaning of Section 416(g) of the Code and the required aggregation group is top-heavy. However, and notwithstanding the result of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Section 416(g) of the Code) which is not top-heavy.

     (b) Notwithstanding any contrary provision of the Plan, and except as otherwise provided in (c) and (d) below, for any Year during which the Plan is deemed a Top-Heavy Plan, Employer contributions pursuant to Section 5.2(c) which are allocated to Employer Contribution Accounts on behalf of any Participant who is not a Key Employee shall not be less than the lesser of:

            (i)     Three percent (3%) of such Participant's
                    Compensation; or

            (ii) In the case where the Employer has no defined benefit plan which designates the Plan to satisfy Section 416(f) of the Code, the largest percentage of Employer contributions as a percentage of the first One Hundred Fifty Thousand Dollars ($150,000) of the Key Employee's Compensation allocated on behalf of any Key Employee for that Year.

            The above mentioned minimum allocation is determined without regard to any Social Security contribution. The minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Year.

     (c) The provisions of (b), above, shall not apply to any Participant who was not employed by the Employer on the last day of the Year preceding the Year the Plan is considered to be a Top-Heavy Plan.

     (d) The provisions of (b), above, shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

     (e) The minimum allocation required in (b), above, (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

     (f) If a Participant's Termination of Employment occurs while the Plan is a Top-Heavy Plan, such Participant's vested percentage in his Employer Contribution Account shall not be less than the percentage determined in accordance with the following table:

                         Vested         Forfeited
     Years of Service    Percentage     Percentage

     less than 2               0%          100%
     2 but less than 3        20%           80%
     3 but less than 4        40%           60%
     4 but less than 5        60%           40%
     5 but less than 6        80%           20%
     6 or more               100%            0%

     (g) For any Year in which the Plan is a Top-Heavy Plan, the compensation limitation described in Section 416(d) of the Code shall apply.

     (h) If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Subsection (f) of this Section to the extent it is more favorable than any vesting schedule that may be contained in the Plan shall continue to apply in determining the vested percentage of any Participant who had at least five years of Service as of December 31 in the last Year of top-heaviness. For other Participants, said more favorable schedule shall apply only to their Employer Contribution Account balance as of such December 31. For the purposes of Subsection (f), Year of Service shall be defined in the same manner as the term Year of Service is used for vesting purposes in the event the Plan is amended to include a vesting provision. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three
(3) Years of Service as of the expiration of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

            (1)     the adopted date of the amendment;

            (2)     the effective date of the amendment, or

            (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

     (i) Notwithstanding any contrary provisions contained herein, for any Year in which the Plan is a Top-Heavy Plan, any benefits to which the Participant who is a Key Employee is entitled shall commence not later than the Participant's taxable year in which he or she attains age, seventy and one-half (70.5), whether or not his or her employment has terminated in such year. If a benefit distribution under the Plan is made to a Key Employee before he or she attains age fifty nine and one-half (59.5), and during a Year in which the Plan is a Top-Heavy Plan, the Participant shall be advised by the Committee that an additional income tax may be imposed equal to ten percent (10%) of the portion of the amount so received which is included in his or her gross income for such taxable year, unless such distribution is made on account of death or Disability.

     (j)    For any Year in which the Plan is a Top-Heavy Plan,
Section 5.4(c) shall be read by substituting the number one (1.00) for the number one and twenty-five one hundredths (1.25) wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Year in which this provision becomes applicable.

     (k)    Neither Elective Deferrals nor Matching
Contributions may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement.

     5.11 SECURITIES LAW REQUIREMENTS: The Plan is intended to comply with the requirements for exemption from liability under Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") in the case of any transaction that is reportable under
Section 16(a) of the 1934 Act. Accordingly, the Plan shall be interpreted and administered so as to preserve such exemption under Rule 16b-3 or any other applicable rules and regulations promulgated pursuant to Section 16 of the 1934 Act with respect to any Plan transaction that is reportable by a Participant, Beneficiary, or other person, including, if applicable, the Trust, who is a Company officer, director, or ten percent beneficial owner subject to Section 16 of the 1934 Act (hereinafter, a "Section 16 Insider").

     The Plan is a written pension or retirement plan with broad-based Employee participation and objective, nondiscriminatory rules that are subject to the Code's qualification requirements and the requirements of the Employee Retirement Income Security
Act of 1974 ("ERISA"), including ERISA reporting rules that make the Plan subject to an annual audit by independent accountants and ERISA fiduciary rules that protect the interests of all Plan
Participants and Beneficiaries, including Section 16 Insiders.

     The Plan is intended to satisfy the revised Section 16 rules that apply to transactions occurring on or after August 15, 1996. Under these newly-issued rules, the Plan is designed to be a "Tax-Conditioned" plan and is designed to comply with the exemption for "Discretionary Transactions." Under these new rules, any acquisition or disposition of Employer Stock held in the Plan, except for Discretionary Transactions, are exempt, provided that the Plan satisfies the definition of a "qualified plan." Because the Plan satisfies the coverage and participation requirements set forth in Section 410 and 401(a)(26) of the Code (as the new Section 16 rules require), the Plan will be deemed to be a qualified plan under the new Section 16 rules. Even though transactions under the Plan involving Employer Stock are generally exempt under Section 16, Discretionary Transactions must nevertheless satisfy certain timing requirements. A Discretionary Transaction is any transaction under the Plan that
(i) is at the volition of a Plan Participant, (ii) is not made in connection with the Participant's death, disability, retirement, or termination of employment, (iii) is not required to be made available to a Plan Participant pursuant to any provision of the Code, and (iv) results in either an intra-plan transfer involving Employer Stock, or a cash distribution funded by a volitional disposition of Employer Stock. A Discretionary Transaction will be exempt under the new Section 16 rules only if it is effected pursuant to an election made at least six months following the date of the most recent election that effected a Discretionary Transaction that was an acquisition, if the transaction to be exempted would be a disposition, or a disposition, if the transaction to be exempted would be an acquisition. The Committee has the authority to implement such timing restrictions for Discretionary Transactions with respect to Section 16 Insiders.

                      Article VI. - BENEFITS

     6.1 ENTITLEMENT TO BENEFITS: If a Participant's employment with the Employer is terminated for any reason, he or she shall be vested in the entire amount in each of his or her Accounts. Except as provided in Section 6.3(c) hereof, payment of benefits shall commence promptly after such Termination of Employment.

     6.2 DEATH: (a) In the event that the Termination of Employment of a Participant is caused by his or her death, his or her Beneficiary shall be vested in, and paid the entire amount of, each of the deceased Participant's Accounts. Payment shall commence promptly after the Participant's death, but the Beneficiary shall not be entitled to receive such payment until the Committee is reasonably satisfied that such Beneficiary is otherwise entitled to receive such payment.

     (b) Payment of benefits due under this Section shall be made in accordance with Section 6.3.

     6.3    PAYMENT OF BENEFITS:   (a) Upon a Participant's or
Beneficiary's entitlement to payment of benefits under Section
6.1 or 6.2 he or she shall file with the Committee his or her written application therefor on such form or forms, and subject to such reasonable conditions, as the Committee shall provide.

     (b) The Committee shall follow a Participant's Beneficiary designation made pursuant to Section 6.4. The Committee shall make payment of benefits in one lump sum only. Payment to a Participant's Beneficiary shall be made or commence as soon as practicable after a Participant's death and upon such proofs of death and entitlement to benefits as the Committee may require.

     (c) Except as otherwise provided below, every Participant who has a separation from service for any reason, including retirement, death or Disability, shall have his or her vested Account, valued as of the effective date of the distribution, distributed as soon as practicable following the separation from service. If the vested balance in a Participant Account exceeds Three Thousand Five Hundred Dollars ($3,500), then no distribution shall be made to the Participant before the date specified in Section 6.7, unless the Participant consents in writing to an earlier distribution. Thus, if under the age specified in Section 6.7, a Participant whose vested Account balance exceeds Three Thousand Five Hundred Dollars ($3,500) may elect to defer receipt of such balance until that date by withholding written consent to the distribution. A Beneficiary does not have a similar right to defer a distribution of the Participant's vested Account balance following the Participant's death.

     (d) The amount which a Participant or Beneficiary is entitled to receive at any time and from time to time may be paid, in the discretion of the Participant or Beneficiary, in cash or in Employer Stock, or in any combination thereof, provided, however, payment in Employer Stock may be limited to the extent a Participant's Account balances are invested in whole shares of such Employer Stock under Section 7.2, and the Committee may require that all such Employer Stock be transferred to such Participant or Beneficiary. To the extent that a Participant's Account is invested in stock of Viad or The FINOVA Group Inc., the foregoing rules for Employer Stock shall be applied as if such other stock was "Employer Stock."

     (e) To the extent required by the regulations issued under Code Section 411(a)(11), at least 30 days but not more than 90 days before a Participant's scheduled benefit commencement date, the Committee shall provide to the Participant a written explanation of his right to defer receipt of the distribution. Such distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the income tax regulations is given, provided that:

            (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

            (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

     6.4    DESIGNATION OF BENEFICIARY:   (a) Each Participant
from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom his Plan benefits are paid if he or she dies before receipt of all such benefits. Each Beneficiary designation shall be in the form prescribed by the Committee, will be effective only when filed with the Committee during the Participant's lifetime, and, if the Committee allows, may specify the method of payment of his or her benefits to the Beneficiary. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation by a Participant no matter how effected, shall not require the consent of any designated Beneficiary unless the Beneficiary affected is the Participant's spouse, in which case such spouse's consent shall be required to effect any such revocation in accordance with
Section 6.4(c). By designating a Beneficiary or Beneficiaries as hereunder provided, a Participant grants the Committee the discretion, in good faith, to make benefit payment(s) to any Beneficiary or Beneficiaries named by such Participant despite any dispute by any person or persons claiming such benefits, and holds the Plan, the Employer and the Committee harmless from any claims arising out of any such good faith payment(s) of benefits. Each Participant by designating a Beneficiary or Beneficiaries, authorizes the Committee to retain any benefits otherwise payable in the Trust Fund or, in its sole discretion, pay-over such benefits to a court or other tribunal of competent jurisdiction pending the final and binding disposition of any dispute as to the proper Beneficiary or Beneficiaries by agreement of the parties or by a judgement of such court or other tribunal of competent jurisdiction, as the case may be.

     (b) If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary or Beneficiaries designated by a deceased Participant die(s) before him or her or before complete distribution of the Participant's benefits, the Committee, in its sole discretion, may direct the Trustee to distribute such Participant's benefits (or the balance thereof) in the following order to:

            (i) The surviving spouse of such Participant or, if not living,

            (ii)    The estate of such Participant.

     (c) Notwithstanding anything contained herein to the contrary, a Participant may not name as a Beneficiary someone other than his or her spouse, and such designation shall have no effect, unless his or her spouse consents thereto, in a signed writing which is notarized or witnessed by a Plan representative, or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

     6.5    WITHDRAWALS:   (a) Subject to Subsections (b), (c),
(d), and (e) of this Section 6.5, any Participant may make a withdrawal of all or part of his or her Employee Contribution Account, Salary Reduction Contribution Account and Vested Rollover Contribution Account, provided, however, that withdrawals must be made of all amounts in each classification below (listed in descending order) before amounts in the next lower classification may be withdrawn.

     (i)    Employee Contribution Account.

     (ii)   Salary Reduction Contribution Account.

     (iii)  Vested Rollover Contribution Account.

     (b) A Participant must have attained age fifty-nine and one-half (59.5) or have been determined by the Committee to have a "hardship" in accordance with Section 6.5(d) in order to qualify for a withdrawal under Section 6.5(a) with respect to his or her Salary Reduction Contribution Account and/or Vested Rollover Contribution Account balances. Except for a Participant who is age fifty-nine and one-half (59.5) or older and who withdraws his entire Account balances, a Participant may not withdraw any amounts from his or her Employer Contribution Account.

     (c) Application for withdrawals shall be made on such forms as the Committee prescribes and as permitted herein, and may be made once each calendar month. Except as provided in
Section 6.5(e), distribution of withdrawals shall be made in a lump sum within forty-five (45) days following receipt by the Committee of a properly completed application. Withdrawal distributions shall be based on the value of the Participant's Account(s) as of the effective date of the withdrawal, and subject to the provisions of Section 6.6, may be made in the discretion of the Participant in the form of cash, or in Employer Stock or in any combination thereof, provided, however, payment in Employer Stock shall be limited to the extent a Participant's Account balances are invested in whole shares of such Employer Stock under Section 7.2 and the Committee may require that all such Employer Stock be transferred to such Participant or Beneficiary. To the extent that a Participant's Account is invested in stock of Viad or The FINOVA Group Inc., the foregoing rules for Employer Stock shall be applied as if such other stock was "Employer Stock."

     (d) Distribution of Elective Deferrals (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. The following are the only financial needs considered immediate and heavy: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition or room and board for the next quarter or semester of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

            (i) The Employee has obtained all distributions other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer:

            (ii) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and
                    Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

            (iii) The distribution is not in excess of the amount of an immediate and heavy financial need; and

            (iv) All plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

            A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. Entitlement to a distribution based on financial hardship shall be determined by the Committee in its sole and exclusive discretion. The Committee may require such reasonable proof of immediate financial need as it deems necessary to uniformly and fairly administer this Section 6.5, as a condition precedent to any distribution by reason of financial hardship.

     (e) Notwithstanding anything contained in Section 6.5(b) regarding the age of a Participant or financial hardship to the contrary, a Participant may withdraw all or a portion of his or her Employee Contribution Account once each calendar month regardless of his or her age or the existence of any financial hardship if such Participant satisfies all of the other terms and conditions contained in this Section 6.5.

     6.6 DEBITING OF INVESTMENT FUNDS: If a Participant making less than a total withdrawal of his or her Accounts under
Section 6.5 has his or her Accounts invested in more than one Investment Fund, the amount withdrawn from his or her Accounts shall be debited, on a pro rata basis, against each Investment Fund in which such Accounts are invested.

     6.7 REQUIRED DISTRIBUTIONS: Distribution of the Account balances of a Participant will be made by April 1 of the year following the calendar year in which such Participant attains age seventy and one-half (70.5), and any balances that arise thereafter will be distributed by each December 31 thereafter.
If the Participant has not yet terminated employment and has balances invested in Employer Stock, the distribution of such balances shall, to the maximum extent possible, be made in whole shares of Employer Stock. To the extent that a Participant's Account is invested in stock of Viad or The FINOVA Group Inc., the foregoing rules for Employer Stock shall be applied as if such other stock was "Employer Stock."

     6.8    DISTRIBUTION REQUIREMENTS:   (a) Elective Deferrals,
Qualified Non-elective Contributions, and Qualified Matching Contributions and income allocable to each, must comply with the distribution requirements under Section 401(k)(2)(B) of the Code.

     (b) Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries in accordance with such Participant's or Beneficiary or Beneficiaries' election, earlier than upon separation from service, death or disability.

     (c)    Such amounts may also be distributed upon:

            (i)     Termination of the Plan without the
                    establishment of another defined contribution plan.

            (ii) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

            (iii) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this plan, but only with respect to Employees who continue employment with such subsidiary.

            (iv)    The attainment of age fifty-nine and one-half
                    (59 1/2) in the case of a profit-sharing plan.

            (v) The hardship of the Participant subject to the provisions of Section 6.5(d) of the Plan.

     All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

     6.9    LOANS TO PARTICIPANTS:   (a) The Committee may, in
its sole discretion, and upon such terms and conditions as it may require, direct the Trustee to loan a Participant an amount which, when added to all loans outstanding under the Plan and made by the Participant does not exceed the allowable portion, as determined under the following table, of the Participant's total Account balances:

                                   Maximum Loan
                              (Allowable Portion of Total
     Total Vested Balance         Account Balances)
     --------------------     ---------------------------

            $0 - $999                   0%
        $1,000 or more                  50% but not to
                                        exceed $50,000

     (b) If the Participant participates in another plan or plans by the Employer or any of the members of the controlled group of corporations of which the Employer is a part which allow(s) loans, the maximum loan limits reflected in the above table apply in the aggregate to the Plan and any such other plan or plans less any Matching Contributions made under the Plan.

     (c)    For purposes of this Section, "Total Account
Balance" means the total dollar value, as of the effective date of the loan, of the Participant's Accounts.

     (d)    Although used in determining the Total Account
Balances, the Employer Contribution Account balance, and the employer contribution subaccounts of the Viad Stock Account and FINOVA Stock Account, are not available for loan.

     (e) All loans shall be subject to the approval of the Committee which shall investigate each application for a loan.

     (f) In addition to such rules and regulations as the Committee may adopt, all loans shall comply the following terms and conditions:

            1. An application for a loan by a Participant shall be made in writing to the Committee whose action thereon shall be final.

            2. The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower, but such period in no event shall exceed five (5) years, except that such five (5) year repayment rule shall not apply to any loan used for the purpose of acquiring or constructing a home which is the Participant's principal residence.

            3. Each loan shall be made against collateral being the assignment of not more than fifty percent (50%) of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

            4. Each loan shall bear interest at a rate to be fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged. The Committee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by a change in general economic conditions. Each loan shall bear interest at an effective annual percentage rate which is not less than the prime rate currently being charged to the Trustee in its banking business, provided that such rate does not violate any applicable usury laws.

            5. No distribution, other than a hardship withdrawal which is approved by the Committee pursuant to Section 6.5 shall be made to any Participant or to a Beneficiary of any such Participant unless and until all unpaid loans, including accrued interest thereon, have been repaid.

            6. Notwithstanding anything contained herein to the contrary, a Participant may not obtain a loan unless it is consented to by his or her spouse in a signed writing which is notarized or witnessed by a Plan representative or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

     6.10   ELIGIBLE ROLLOVER DISTRIBUTIONS:   (a) This Section
applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in the "direct rollover."

     (b) For purposes of this Section, the following definitions shall apply:

            (i) "Eligible rollover distribution" - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to Employer securities).

            (ii) "Eligible retirement plan" - An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
                    Section 401(a) of the Code, that accepts that distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (iii) "Distributee" - A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (iv) "Direct rollover" - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          ARTICLE VII. - INVESTMENT OPTIONS, TRUST FUND

     7.1 PARTICIPANT DIRECTED INDIVIDUAL ACCOUNT PLAN: This Plan is intended to constitute a participant directed individual account plan under Section 404(c) of ERISA. As such, Participants shall be provided the opportunity to exercise control over the investment of a portion of their Accounts under the Plan and to choose from a broad range of investment alternatives.

     7.2    EMPLOYEE SELECTED INVESTMENT OPTIONS, INVESTMENT
FUNDS:

     (a) Each Participant shall designate, on a form supplied by the Committee, signed by the Participant and delivered to the Committee, the Investment Fund(s) established pursuant to paragraph (b) below to which contributions made pursuant to Sections 4.1(a), 4.3, 4.5, and 4.6 hereof, are to be invested. A Participant's Employer Contribution Account balance shall be invested only in Employer Stock, and the Participant shall have no choice of Investment Funds with respect to such balance.

     (b) The Committee shall direct the Trustee to establish three (3) or more Investment Funds. The Committee also may direct the Trustee to change the number and type of Investment Funds made available under the Plan from time to time, without the necessity of Board action or Plan amendment.


     7.3    INVESTMENT ELECTIONS:

     (a) Each Participant may, except as hereinafter provided, elect with respect to future contributions to his Employee Contribution Account, Salary Reduction Contribution Account and Vested Rollover Contribution Account to have the aggregate contributions to such Account(s) be invested in a single Fund, or he may direct that ten percent (10%) increments (or multiples of ten percent (10%) increments), of such Accounts be invested in such Funds as he shall desire.

     (b) Each Participant may change his investment directions in accordance with the provisions of Section 7.3(a) to provide for the investment of future contributions among the various Funds in ten percent (10%) increments (or multiples of ten percent (10%) increments), as he shall desire. Any such change may be made in accordance with procedures established by the Committee.

     7.4 INVESTMENT TRANSFERS: Generally, a Participant may transfer amounts between the Investment Funds in accordance with procedures established by the Committee. The transfers shall be made in accordance with Section 7.3 in ten percent (10%) increments (or multiples of ten percent (10%) increments).

     7.5 TENDER OFFERS: As soon as practicable after the commencement of a tender offer or exchange offer ("Offer") for shares of Employer Stock, shares of Viad common stock ("Viad Stock"), or shares of The FINOVA Group Inc. common stock ("FINOVA Stock"), the Committee shall use its reasonable best efforts to cause each Participant (who has an Account allocated in whole or in part to Employer Stock, Viad Stock, or FINOVA Stock) to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, to tender shares credited to his or her Account, to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of the Committee but the Trustee shall not tender shares for which no instructions are received. In advising Participants of the terms of the Offer, the Committee may include statements from the management of Viad setting forth its position with respect to the Offer. The giving of instructions to the Trustee to tender shares of Employer Stock, Viad Stock, or FINOVA Stock and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares of Employer Stock, Viad Stock, or FINOVA Stock, as the case may be, to which a Participant may provide instructions shall be the total number of shares credited to his or her Account(s), whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences or such earlier date which shall be designated by the Committee, which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender of shares hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares of Employer Stock, Viad Stock, or FINOVA Stock were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

     7.6    VOTING OF STOCK:   (a) Each Participant (whose
Account has allocated to it any shares of Employer Stock, Viad Stock, or FINOVA Stock) shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote, at each meeting of shareholders, such shares of Employer Stock, Viad Stock, or FINOVA Stock, and to revoke any such instruction, to the extent permitted under the terms of such vote. Such instruction or revocation thereof shall apply to the total number of shares of Employer Stock, Viad Stock, or FINOVA Stock credited to the Participant's Accounts, whether or not vested, as of the date coinciding with or immediately preceding the record date for the shareholders' meeting or such earlier date which shall be designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. All the shares of Employer Stock, Viad Stock, or FINOVA Stock for which no instructions are received shall be voted by the Trustee in a uniform manner as a single block in accordance with the instructions received with respect to a majority of such shares for which instruction is received, unless the Trustee, in exercising its discretion as a fiduciary with respect to the voting of such shares, determines that the interest of Participants and Beneficiaries requires it to vote in a different way. The Committee shall use its reasonable best efforts to cause each Participant (whose Account has allocated to it any shares of Employer Stock, Viad Stock, or FINOVA Stock) to receive such notices and informational statements as are furnished to the shareholders in respect of the exercise of voting rights, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, with respect to the vote of shares of Employer Stock, Viad Stock, or FINOVA Stock credited to his or her Account.

     (b) Subsequent to a Participant's investment in any Investment Fund other than one comprised of Employer Stock, Viad Stock, or FINOVA Stock, all proxies relating to the exercise of voting rights incidental to the ownership of any asset which is held in such Investment Fund shall be passed through, either directly or indirectly, to the Participant. Each Participant who so receives any proxies shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote such proxies and to revoke any such instruction, to the extent permitted under the terms of the proxy. Neither the Committee nor the Trustee shall have authority to vote proxies for which no instructions have been received.


     7.7 SPECIAL RULES FOR FINOVA STOCK FUND: A Participant who has a balance invested in common stock of The FINOVA Group Inc. that is transferred to this Plan from the TRIM may retain such stock in this Plan, but may not add to it by means of new investments of any sort. This rule shall not limit a Participant's ability to transfer all or part of his FINOVA Stock Account out of the FINOVA Stock Fund at such times as investment changes are permitted pursuant to Section 7.4 and to have the amount so transferred invested in other Investment Funds in accordance with the Plan rules for Participant investment elections. As a result of this rule, a Participant may not redirect any existing balance from other Investment Funds to the FINOVA Stock Fund, or any dividends or other amounts that may be received (in a form other than common stock of The FINOVA Group Inc.) for the Account of a Participant with respect to an existing balance in the FINOVA Stock Fund, but such amounts shall instead be promptly reinvested in other Investment Funds in accordance with the Participant's current investment election for new contributions and funds received by the Plan for the Participant's Account. If a Participant elects to transfer all or any portion of his employer contribution subaccount in his FINOVA Stock Account out of the FINOVA Stock Fund, such amount shall be reinvested in Employer Stock and will be transferred and allocated to the Participant's Employer Contribution Account.

     7.8 SPECIAL RULES FOR VIAD STOCK FUND: A Participant who has a balance invested in common stock of Viad that is transferred to this Plan from the TRIM or the ESOP may retain such stock in this Plan, but may not add to it by means of new investments of any sort. This rule shall not limit a Participant's ability to transfer all or part of his Viad Stock Account out of the Viad Stock Fund at such times as investment changes are permitted pursuant to Section 7.4 and to have the amount so transferred invested in other Investment Funds in accordance with the Plan rules for Participant investment elections. As a result of this rule, a Participant may not redirect any existing balance from other Investment Funds to the Viad Stock Fund, or any dividends or other amounts that may be received (in a form other than common stock of Viad) for the Account of a Participant with respect to an existing balance in the Viad Stock Account, but such amounts shall instead be promptly reinvested in other Investment Funds in accordance with the Participant's current investment election for new contributions and funds received by the Plan for the Participant's Account. If a Participant elects to transfer all or any portion of his employer contribution subaccount in his Viad Stock Account out of the Viad Stock Fund, such amount shall be reinvested in Employer Stock and will be transferred and allocated to the Participant's Employer Contribution Account.

     7.9    EXERCISE OF CONTROL:   (a) The Committee shall
provide each Participant with the opportunity to obtain sufficient information to make informed decisions with regard to investment alternatives available under the Plan, and incidents of ownership appurtenant to such investments. The Committee shall promulgate and distribute to Participants an explanation that the Plan is intended to comply with Section 404(c) of ERISA and any relief from fiduciary liability resulting therefrom, a description of investment alternatives available under the Plan, an explanation of the circumstances under which Participants may give investment instructions and any limitations thereon, along with all other information and explanations required under Department of Labor Regulation Section 2550.404c-1(b)(2)(B)(1). In addition, the Committee shall provide information to Participants upon request as required by Department of Labor Regulation Section 2550.404c-1(b)(2)(B)(2). Neither the Employer, Committee, Trustee, nor any other individual associated with the Plan or the Employer shall give investment advice to Participants with respect to Plan investments. The providing of information pursuant to this Article VII shall not in any way be deemed to be the providing of investment advice, and shall in no way obligate the Employer, Committee, Trustee or any other individual associated with the Plan or the Employer to provide any investment advice.

     (b)    The Committee, pursuant to uniform and
nondiscriminatory rules, may charge each Participant's Accounts for the reasonable expenses of carrying out investment instructions directly related to such Account, provided that each Participant is periodically (not less than quarterly) informed of such actual expenses incurred with respect to his or her respective Accounts.

     (c) The Committee shall decline to implement any Participant instructions if the instruction is inconsistent with any provisions of the Plan or Trust Agreement or any investment direction policies adopted by the Committee from time to time. The Committee also may decline to implement any Participant instructions to the extent permitted by Department of Labor regulations issued under Section 404(c) of ERISA. The Committee, pursuant to uniform and nondiscriminatory rules, may promulgate additional limitations on investment instruction consistent with
Section 404(c) of ERISA from time to time.

     (d) A Participant shall be given the opportunity to make independent investment directions. No Plan fiduciary shall subject any Participant to improper influence with respect to any investment decisions, nor shall any Plan fiduciary conceal any non-public facts regarding a Participant's Plan investment unless disclosure is prohibited by law. Plan fiduciaries shall remain completely neutral in all regards with respect to Participant investment direction. A Plan fiduciary may not accept investment instructions from a Participant known to be legally incompetent, and any transactions with a fiduciary, otherwise permitted under this Article VII and the uniform and nondiscriminatory rules regarding investment direction promulgated by the Committee, shall be fair and reasonable to the Participant in accordance with Department of Labor Regulation Section 2550.404c-1(c)(3).

     7.10   ADJUSTMENT OF ACCOUNTS:  Adjustments pursuant to
Section 5.2 shall be made on a separate fund basis. Gains and Income or losses attributable to each Investment Fund shall be allocable strictly to the Investment Fund and Accounts invested therein. Each Investment Fund shall be invested in accordance with the provisions of the Plan and the Trust Agreement.

     7.11 LIMITATION OF LIABILITY AND RESPONSIBILITY: The Trustee, the Committee and the Employer shall not be liable for acting in accordance with the directions of a Participant pursuant to this Article VII or for failing to act in the absence of any such direction. The Trustee, the Committee and the Employer shall not be responsible for any loss resulting from any direction made by a Participant and shall have no duty to review any direction made by a Participant. The Trustee shall have no obligation to consult with any Participant regarding the propriety or advisability of any selection made by the Participant.

     7.12 FORMER PARTICIPANTS AND BENEFICIARIES: For purposes of this Article VII, the term "Participant" shall be deemed to include former Participants and the Beneficiaries of any deceased
Participants.

                  ARTICLE VIII. - ADMINISTRATION

     8.1 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust. The Board of Directors of the Company shall have the sole authority to appoint and remove the Trustee. The Company shall have the sole authority to appoint and remove the Committee. The Board of Directors of the Company shall have the authority to amend or terminate, in whole or in part, any provision of this Plan or the Trust. The Chief Executive Officer of the Company also shall have the authority to amend any provision of this Plan or the Trust, provided that such amendment does not materially increase the cost of the Plan. The Company shall have the final responsibility for administration of the Plan, which responsibility is specifically described in this Plan and the Trust. The Committee, appointed pursuant to Section 8.2, hereof, shall have the specific delegated powers and duties described in the further provisions of this Article VIII, and such further powers and duties as hereinafter may be delegated to it by the Company. The Trustee shall have responsibility with respect to the Plan as detailed in the Trust Agreement executed by the Company and the Trustee. Each Fiduciary warrants that any direction given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under the Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under the Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     8.2 APPOINTMENT OF COMMITTEE: A Committee consisting of at least three (3) persons shall be appointed by and serve at the pleasure of the Chief Executive Officer of the Company to assist in the administration of the Plan. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

     83. CLAIMS PROCEDURE: The Committee shall make all determinations as to the right of any person to a benefit. Benefits will begin upon receipt of a written claim in the form and manner prescribed by the Committee. If an Employee, Participant, Beneficiary, or any other person is dissatisfied with the determination of his benefits, eligibility, participation, or any other right or interest under this Plan, such person may file a written statement setting forth the basis of the claim with the Committee in a manner prescribed by the Committee. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit comments in writing.

     A written notice of the disposition of any such claim shall be furnished to the claimant within thirty (30) days after the claim is filed with the Committee, provided that the Committee or its designee may have an additional period to decide the claim if it advises the claimant in writing of the need for an extension and the date on which it expects to decide the claim. The notice of the disposition of a claim shall refer, if appropriate, to pertinent provisions of this Plan, shall set forth in writing the reasons for denial of the claim if the claim is denied (including references to any pertinent provisions of this Plan), and where appropriate shall explain how the claimant can perfect the claim.

     If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within ninety (90) days after receiving the written notice of the Committee's or its designee's disposition of the claim, the claimant may request in writing, and shall be entitled to, a review meeting with the Committee or its designee to present reasons why the claim should be allowed. The claimant shall be entitled to be represented by counsel at the review meeting. The claimant also may submit a written statement of his claim and the reasons for granting the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting with the Committee or its designee. The Committee or its designee shall have the right to request of, and receive from, a claimant such additional information, documents, or other evidence as the Committee or its designee may reasonable require. If the claimant does not request a review meeting within ninety (90) days after receiving written notice of the Committee's or its designee's disposition of the claim, the claimant shall be deemed to have accepted the Committee's or its designee's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within the ninety (90) day period.

     A decision on review shall be rendered in writing by the Committee or its designee ordinarily not later than sixty (60) days after review, and a written copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Committee or its designee shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty (120) days after submission for review, it shall be deemed to be denied.

     To the extent permitted by law, a decision on review by the Committee or its designee shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this section shall be a mandatory precondition that must be complied with prior to commencing of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Committee or its designee, in its sole discretion, may waive those procedures as a mandatory precondition to such an action.

     8.4 RECORDS AND REPORTS: The Company (or the Committee if so designated by it) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA, other applicable law and governmental regulations issued thereunder relating to records of Participant's employment, Account balances, notifications to Participants' and annual reports to the Internal Revenue Service and Department of Labor. Each Employer agrees to abide by the directions of Viad or its designee, in the exercise of its responsibilities hereunder.

     8.5 OTHER COMMITTEE POWERS AND DUTIES: The Committee shall have such discretionary power and authority as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the discretionary authority to do the following:

     (a) To construe and interpret the Plan, decide all question of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

     (b)    To select, monitor and replace the Investment
Manager or add new Investment Funds;

     (c) To prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits;

     (d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

     (e) To receive from the Employer and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

     (f) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

     (g) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee; and

     (h) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

     Except as otherwise provided by the Plan, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirement of eligibility for a benefit under the Plan. All decisions, interpretations, and actions of the Committee pursuant to the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law. The decision of the Committee upon all matters within the scope of its authority shall be binding and conclusive on all persons.

     8.6 RULES AND DECISIONS: The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and Beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of any such person or the Trustee.

     8.7 COMMITTEE PROCEDURES: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he or she has knowledge of any action or failure to act by the majority, registers his or her dissent in writing delivered to the other committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act.

     8.8 AUTHORIZATION OF BENEFIT PAYMENTS: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and shall warrant to the Trustee that all such directions are in accordance with the Plan.

     8.9 APPLICATION AND FORMS FOR BENEFITS: The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit on the forms approved by the Committee, as a condition precedent to payment of benefits. The Committee may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address.

     8.10 FACILITY OF PAYMENT: Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payments to such person or to his or her legal representative or to a relative or friend of such person for his or her benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

     8.11 INDEMNIFICATION OF THE COMMITTEE: The Committee and the individual members thereof shall be indemnified by the Employer and not from the Trust Fund against any and all liability arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                   ARTICLE IX. - MISCELLANEOUS

     9.1 NONGUARANTEE OF EMPLOYMENT: Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the Employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

     9.2 RIGHTS TO TRUST ASSETS: No Employee, Participant, or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund at any time, including upon termination of his or her employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits properly payable under the Plan to a Participant or Beneficiary out of the assets of the Trust Fund. All payment of benefits as provided for the in Plan shall be made solely out of the assets of the Trust Fund to the extent sufficient, and none of the Fiduciaries or Employers shall be liable therefore in any manner.

     9.3    NON-ALIENATION:

     (a) Except as permitted by the Plan in accordance with Code section 401(a)(13) and ERISA section 206(d), no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his or her Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Subject to the foregoing exception, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

     (b)    In accordance with procedures consistent with Code
section 414(p) that are established by the Committee (including procedures requiring prompt notification of the affected Participant and each potential alternate payee of the Plan's receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan if the Committee determines that they constitute qualified domestic relations orders within the meaning of Code section 414(p) and ERISA section 206(d).

     9.4 NONFORFEITABILITY OF BENEFITS: Subject only to the specific provisions of the Plan, nothing shall be deemed to divest a Participant of his or her right to the nonforfeitable benefit to which he or she becomes entitled in accordance with the provisions of the Plan.

          ARTICLE X. - AMENDMENTS AND ACTION BY EMPLOYER

     10.1 AMENDMENTS: The Company reserves the right to make from time to time any amendment or amendments to the Plan which do not cause (i) any adverse consequences to any Participant's rights in his or her Account balances and Funds in which such balances are invested, or (ii) any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries, provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code and other applicable law

     10.2 ACTION BY THE COMPANY: Any action by the Company under the Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said
Board to take such action.

           ARTICLE XI. - SUCCESSOR EMPLOYER AND MERGER
                    OR CONSOLIDATION OF PLANS

     11.1 SUCCESSOR EMPLOYER: In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made in the sole discretion of the Company by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liability by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

     11.2   CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATIONS
OF PLANS: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

     (i) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then been terminated); and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

     (ii) Resolutions of the Boards of Directors of the Employer under the Plan, or of any new or successor Employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption; of liabilities with respect to such Participants' inclusion in the new Employer's plan; and

     (iii) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

     In addition to the foregoing, any merger, consolidation, or transfer of assets described in this section shall comply with applicable requirements of Code Section 411(d)(6) to preserve optional forms of benefits and other valuable rights that are legally protected.

                 ARTICLE XII. - PLAN TERMINATION

     12.1 RIGHT TO TERMINATE: In accordance with the procedures set forth in this Article, the Company may terminate the Plan at any time in its entirety or with respect to any Employer or group of Employees or Participants. The Board of Directors of an Employer may terminate the Plan at any time with respect to its Employees or any group of its Employees or Participants, provided such Employer has made all contributions due to the Plan to the date of such termination.

     12.2 PARTIAL TERMINATION: Upon termination of the Plan by the Company or by the Employer with respect to such Employer or a group of Employees or Participants of such Employer, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.3.

     12.3   LIQUIDATION OF THE TRUST FUND:   (a)  Upon
termination or partial termination of the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee: (a) to continue to administer the Trust fund and pay Account balances in accordance with Article VI to Participants affected by the termination upon their Termination of Employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated; or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants and Beneficiaries in proportion to their respective Account balances or rights thereto.

     (b) In case the Committee directs liquidation of the Trust Fund pursuant to (a) above, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund.

     (c)    The Trustee may delay distribution of assets under
Section 12.3 pending receipt of written determination by the Internal Revenue Service that the Plan is qualified upon termination.

                 ARTICLE XIII. - ADOPTION OF PLAN

     13.1   ADOPTION AGREEMENT:   (a) Subject to the approval of
the Company and consistent with the provisions of ERISA and other applicable law, an Affiliate may adopt the Plan for its Eligible Employees by entering into an Adoption Agreement in the form and substance prescribed by the Committee. To the extent approved by the Committee, each Affiliate may:

     (i) Modify the definition of Eligible Employee set forth in Section 2.1(v) hereof, with respect to its Employees; and

     (ii)   Modify the definition of Compensation set forth in
            Section 2.1(o) hereof, with respect of its Employees.

     Any such modification shall be reflected in the Adoption Agreement and may be amended from time to time by a written supplement to the Adoption Agreement with the approval of the Committee. Each Affiliate may determine the level of Employer contributions to be made by the Affiliate to the Employer Contribution Accounts of its Eligible Employees in each Year.

     (b) The Committee may prospectively require that all provisions of the Plan be uniformly applied to all Affiliates, as set forth in the Plan, notwithstanding any modification provisions in an Adoption Agreement. The Company may prospectively revoke or modify any Affiliate's participation in the Plan at any time and for any or no reason, without regard to the terms of any Adoption Agreement, or terminate the Plan with respect to such Affiliate's Employee Participants.

     (c) By Execution of an Adoption Agreement (each of which by this reference shall become a part of the Plan), the Affiliate agrees to be bound by all the terms and conditions of the Plan, and delegates all authority to amend or terminate the Plan, and to appoint and remove the Committee and Trustee, to the Company.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized representative on this 6th day of August, 1996.

                                   THE DIAL CORPORATION


                                   By:  /s/  L.G. Lemon
                                             President